                                                                 Exhibit 10.42

                     AMENDED AND RESTATED SECURITY AGREEMENT

      THE SECURITY AGREEMENT, dated as of July 28, 2000 (as amended, modified and supplemented from time to time, this "Agreement"), by and between SUTTON HILL CAPITAL, L.L.C., a New York limited liability company (the "Grantor"), and CITADEL HOLDING CORPORATION, a Nevada corporation now known as READING INTERNATIONAL, INC. (the "Company"), is hereby amended and restated as of January 29, 2002.

                              W I T N E S S E T H:

      WHEREAS, the Grantor and the Company have entered into a certain Citadel Standby Credit Facility, dated as of July 28, 2000 as amended and restated as of January 29, 2002 (as the same may be amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), pursuant to which, at the election of the Grantor and upon the satisfaction of certain conditions precedent provided for therein, the Company has agreed to make to the Grantor certain loans in an aggregate principal amount up to eighteen million Dollars ($18,000,000) (hereinafter referred to as the "Loans"); and

      WHEREAS, as an inducement to the Company to make the Loans, if any, to the Grantor, pursuant to the terms of the Credit Agreement, the Grantor has agreed, in accordance with the terms of Section 4.1(f) of the Credit Agreement, to execute and deliver this Agreement pursuant to which the Grantor will pledge the Collateral (as hereinafter defined) in favor of the Company to secure the performance and repayment of the Grantor's Obligations (as hereinafter defined), to the extent and in accordance with the terms hereof;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Definitions. Unless otherwise defined herein, terms that are defined in the Intercreditor Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

      "Accounts" shall have the meaning assigned to that term in Article 9 of the Code.

      "Citadel Cinemas" shall mean Citadel Cinemas, Inc., a Nevada corporation, and its successors or assigns (including successors or assigns as tenant under the Lease Agreement).

      "Code" shall mean the Uniform Commercial Code from time to time in effect in the State of New York.


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

      "Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

      "Equipment" shall have the meaning assigned to that term in Article 9 of the Code.

      "Event of Default" shall mean the occurrence of any of the following events: (1) an Event of Default (as defined in the Credit Agreement), or (2) a default on the part of the Grantor in the due performance or observance of any covenant or obligation of the Grantor contained herein, and, if such default is capable of cure, the continuance of such default for thirty (30) days after written notice from the Company to the Grantor; provided, however, that if such default is of a nature that it is capable of being cured but not within such thirty (30) day period and the Grantor shall have proceeded diligently and in good faith to complete curing such default, such thirty (30) day period shall be extended to one hundred eighty (180) days.

      "General Intangibles" shall have the meaning assigned to that term in
Article 9-106 of the Code.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of July 28, 2000, entered into by and among the Grantor, the Company and Nationwide Theatres Corp., a California corporation and its successors and assigns (hereinafter referred to as "Nationwide") as amended and restated as of January 29, 2002.

      "Lease Agreement" shall mean the lease agreement between the Grantor, as lessor, and Citadel Cinemas, as lessee, dated as of July 28, 2000, as amended and restated as of January 29, 2002, as amended, modified and supplemented from time to time.

      "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment as collateral, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Nationwide Security Agreement" shall mean the agreement, dated as of July 28, 2000, entered into between the Grantor and Nationwide, as amended and restated as of January 29, 2002 pursuant to which the Grantor has granted a first security interest in the Collateral to Nationwide.

      "Obligations" shall mean any and all indebtedness, debts, obligations, and liabilities of the Grantor to the Company from time to time outstanding under the Related Documents to which the Grantor is a party, whether fixed or contingent, due or not due, liquidated or unliquidated, determined or undetermined, and whether for principal, interest, fees, expenses or otherwise, including principal of and interest on any other amounts payable in respect of the Loans, if any, and including, further, any rights of subrogation or contribution arising under the Related Documents.


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

      "Operational Agreements" shall have the meaning assigned to that term in the Credit Agreement.

      "Proceeds" shall mean all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, any and all collections on the foregoing.

      "Properly Contested" shall have the meaning assigned to that term in the Lease Agreement.

      "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

      SECTION 2. Grant of Security. As security for the prompt and complete payment when due of the Obligations, the Grantor hereby assigns, pledges, transfers and grants to the Company a continuing security interest (which shall be subject and subordinate to the prior security interest granted to Nationwide pursuant to the Nationwide Security Agreement as and to the extent provided in the Intercreditor Agreement) in, and a lien upon, all of the Grantor's right, title and interest in the following property now owned or at any time hereafter acquired by the Grantor, or in which the Grantor may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (collectively, the "Collateral"):

            a) all of the Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all Equipment, wherever located, now or hereafter existing, together with any manufacturers' warranties with respect to the foregoing;

            b) all Accounts;

            c) all General Intangibles;

            d) any and all insurance policies, proceeds or benefits thereof related to the Collateral, provided that such policies do not expressly prohibit the grant of such security interest; and

            e) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

      Notwithstanding the foregoing, "Collateral" shall not include any general intangibles, or other rights, arising under any contracts, licenses or other documents as to which the grant of a security


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interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. The Grantor agrees to use commercially reasonable efforts to obtain any such required consent with respect to any material items of such Collateral.

      This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Related Documents shall no longer be in effect.

      SECTION 3. Representations and Warranties of Grantor. The Grantor hereby represents and warrants to the Company that: (i) except as otherwise provided in the Operational Agreements, no other Person owns or holds any ownership rights in the Collateral; (ii) the execution, delivery, and performance of this Agreement are not in violation of any indenture, agreement, or undertaking to which the Grantor is a party or by which the Grantor is bound; (iii) the execution, delivery and performance of this Agreement will not result in the creation or imposition of any lien or charge on, security interest in or other encumbrance on any of the assets of the Grantor except as contemplated by this Agreement; (iv) the Grantor's chief executive office and the place where the Grantor keeps its business records is 120 North Robertson Boulevard, Los Angeles, California 90048; and (v) this Agreement will create and grant to the Company (upon the filing of appropriate UCC-1 financing statements) a valid lien on, and a perfected security interest in favor of the Company in, all right, title or interest of the Grantor in or to the Collateral, subject only to the prior lien in favor of Nationwide as provided in the Intercreditor Agreement, Liens for Taxes and governmental charges and levies which are not delinquent, which are being Properly Contested by or on behalf of the Grantor or which are the obligation of Citadel Cinemas or any of its Affiliates to pay pursuant to any of the Operational Agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Citadel Cinemas or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any of the Operational Agreements.

      SECTION 4. Further Assurances; Affirmative Covenants.

      The Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations are paid in full and the Commitment is terminated:

            a) The Grantor will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, including, without limitation, financing and continuation statements, and will take all further action and will cause all further action to be taken, that the Company may reasonably request in order to create, preserve, perfect and protect the security interest in the Collateral or to enable the Company to exercise and enforce its rights and remedies hereunder or to preserve, perfect and protect the Company's right, title and interest in and to the Collateral.


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

            b) The Grantor will at all times keep accurate and complete books and records with respect to the Collateral and agrees that the Company or its representative shall have the right at any time and from time to time to call at the Grantor's place of business during normal business hours to inspect and examine the books and records of the Grantor relating to the Collateral and to make extracts therefrom and copies thereof.

            c) The Grantor will keep the Collateral free and clear of all security interests, liens and claims other than the security interest and lien herein granted and the security interest and lien granted to Nationwide or otherwise permitted to exist pursuant to the Credit Agreement, Liens for Taxes and governmental charges and levies which are not delinquent, which are being Properly Contested by or on behalf of the Grantor or which are the obligation of Citadel Cinemas or any of its Affiliates to pay pursuant to any of the Operational Agreements and Liens placed on the Collateral by, or arising from, the actions or inactions of, or any event or condition relating to, Citadel Cinemas or any of its Affiliates, whether or not such Liens are permitted to exist pursuant to the terms of any of the Operational Agreements, and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, except by assignment to the Company and Nationwide or the holder of any such other permitted lien.

            d) The Grantor will defend the Company's right, title and security interest in and to the Collateral against claims and demands of all persons whomsoever, other than Nationwide.

      SECTION 5. Remedies. Subject in all cases to the terms of the Intercreditor Agreement, upon the occurrence of an Event of Default and an acceleration of the Loans, the Company may, in its sole discretion, exercise with respect to the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code or other applicable law, and the Company may also, upon reasonable notice as specified below, sell the Collateral at public or private sale, at any exchange, broker's board or at any of the Company's offices or elsewhere, for cash, on credit or for future delivery, and at such price and upon such other terms as the Company may in good faith deem commercially reasonable. The Company or any of its Affiliates may be the purchaser of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for the Collateral, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that at least fifteen (15) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Company will not be obligated to make any sale regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement of the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to


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which it was adjourned. The Grantor hereby waives any claims against the Company arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Company accepts the first offer received and does not offer the Collateral to more than one offeree.

            (b) The proceeds of any sale of the Collateral under subsection (a) above shall be applied in the following manner:

                        (i) FIRST, to the payment of all costs and expenses
            reasonably incurred in connection with the sale, collection or other realization, including reasonable costs, fees and expenses of the Company and its agents and counsel, all other reasonable expenses, liabilities and advances made or incurred by the Company in connection therewith;

                        (ii) SECOND, to the payment, in whole or in part, of the
            Nationwide Indebtedness (as defined in the Intercreditor Agreement).

                        (iii) THIRD, to the payment, in whole or in part, of the
            Obligations; and

                        (iv) FOURTH, the balance, if any, shall be paid to the
            Grantor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

            If the Company or any of its Affiliates is the successful bidder at such sale, the amount owing to Nationwide in respect of the Nationwide Indebtedness (as defined in the Intercreditor Agreement) must be paid in full in cash.

            (c) The Company has the right to enforce any and all remedies provided in this Agreement, successively and concurrently, and such action will not operate to estop or prevent the Company from pursuing any other remedy which the Company may have at law or in equity or under any other document.

            (d) THE GRANTOR ACKNOWLEDGES THAT ANY PRIVATE SALE OF THE COLLATERAL MAY RESULT IN PRICES AND OTHER TERMS LESS FAVORABLE TO THE GRANTOR THAN IF SUCH SALE WERE A PUBLIC SALE AND THE GRANTOR AGREES THAT ANY SUCH PRIVATE SALE SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER.

      SECTION 6. Company Appointed Attorney-in-Fact. Subject in all cases to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default which is not waived by the Company and following an acceleration of the Loans, the Grantor hereby irrevocably makes, constitutes and appoints the Company or any of its officers or designees its true


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and lawful attorney-in-fact, with full authority in the place and stead of the
Grantor and in the name of the Grantor or otherwise, from time to time after the occurrence and during the continuation of an Event of Default which is not waived by the Company and following an acceleration of the Loans, to take any action, to execute any instruments and to exercise any rights, privileges, elections or power of the Grantor pertaining or relating to the Collateral which the Company may reasonably deem necessary or desirable to preserve and enforce its security interest in the Collateral and otherwise to accomplish the purposes of this Agreement.

      SECOND 7. Company May Perform. If the Grantor fails to perform any agreement contained herein, the Company may (but shall not be obligated to) itself perform, or cause performance of, such agreement; provided, however, that the Company shall first have provided to the Grantor five (5) Business Days' prior written notice of the Company's intention so to act (except in cases of emergency when no such notice shall be required). Any sums expended by the Company pursuant to this Section 7 shall be added to the Obligations and secured by the Collateral.

      SECTION 8. Amendments, etc. No amendment, waiver or modification of any provision of this Agreement, nor consent to any departure by the Grantor therefrom, shall in any event be effective unless the same shall be in writing making specific reference to this Agreement and such amendment, waiver, modification or consent shall be consented to in one or more writings and signed by the Grantor, the Company and Nationwide, and then such amendment, waiver, modification or consent shall be effective only in the specific instance for the specific purpose for which given.

      SECTION 9. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the termination of the Commitment or
(ii) the payment in full of the Obligations, (b) be binding upon the Grantor and
(c) inure to the benefit of the Company and its successors and assigns. If the Company shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Company, then and in every such case, the Grantor and the Company shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all right, remedies and powers of the Company shall continue as if no such proceeding had been instituted.

      SECTION 10. Notices. All notices, offers, acceptances, approvals, waivers, requests, demands and other communication hereunder or under any other Related Document shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this Section 10. All notices shall be


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effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

             (a)      If to the Grantor:

                      Sutton Hill Capital, L.L.C.
                      120 North Robertson Blvd.
                      Los Angeles, California 90048
                      Attention: Legal Department
                      Telecopier: (310) 652-6490

             with required copies to:

                      Ira Levin
                      Pacific Theatres
                      120 North Robertson Boulevard
                      Los Angeles, CA 90048
                      Telecopier: (310) 652-6490

             (b)      If to the Company:

                      Reading International, Inc.
                      550 South Hope Street
                      Suite 1825
                      Los Angeles, CA 90071
                      Attention: Chief Financial Officer
                      Telecopier No.: (213) 235-2229

             with required copies to:

                      S. Craig Tompkins
                      Reading International, Inc.
                      550 South Hope Street
                      Suite 1825
                      Los Angeles, CA 90071
                      Telecopier No. (213) 235-2229


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

      Each such notice, request or other communication shall be effective when actually received.

      SECTION 11. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED AT, AND SHALL BE EFFECTIVE WHEN EXECUTED BY THE GRANTOR AND THE COMPANY IN, NEW YORK, NEW YORK, WHEREUPON THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE IN NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

      SECTION 14. Benefits. The rights and privileges of the Company hereunder shall inure to the benefit of its successors and assigns and the obligations of the Grantor shall be binding on the Grantor's successors and assigns.

      SECTION 15. Powers Coupled With An Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

      SECTION 16. Paragraph Headings. The Article and Section headings in this Agreement and the table of contents are for convenience of reference only and shall not affect the construction hereof or be taken into consideration in the interpretation hereof.

      SECTION 17. Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GRANTOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 17 HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.

      SECTION 18. Termination. After the later of (i) the termination of the Commitment or (ii) the payment in full of the Obligations, this Agreement shall terminate and the Company at the request of the Grantor will execute and deliver to the Grantor a proper instrument or instruments


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acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Grantor such of the Collateral as may be in the possession of the Company and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Company.

      SECTION 19. Conflict Of Provisions. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control and govern.

      SECTION 20. Limited Recourse. No recourse for the payment of the principal of, or interest on, the Obligations or obligations of the Grantor hereunder or any other amount due under this Agreement, or for any claim based thereon or otherwise in respect thereof or hereof, shall be had against any direct or indirect member or owner of the Grantor or any incorporator, partner, shareholder, officer, member, Affiliate or director, as such, past, present or future, of any such direct or indirect member or owner except as provided in the Pledge Agreement (as defined in the Credit Agreement). Nothing contained in this
Section 20 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and the other documents referred to herein, of rights and remedies against the Collateral, or any other Person expressly undertaking in writing obligations in connection with the transactions contemplated hereby.

      SECTION 21. Cumulative Rights; No Waiver. No failure on the part of the Company to exercise, no course of dealing with respect to, and no delay on the part of the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   GRANTOR:

                                   SUTTON HILL CAPITAL, L.L.C.

                                   By:____________________________________
                                       Name:
                                       Title:


                                   COMPANY:

                                   READING INTERNATIONAL, INC.

                                   By:___________________________________
                                       Name:
                                       Title:


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

                                    EXHIBIT G

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT